BYLAWS

OF

SMSA SHREVEPORT ACQUISITION CORP.

TABLE OF CONTENTS

BYLAWS

OF

SMSA Shreveport Acquisition Corp.

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office and registered agent of SMSA Shreveport Acquisition Corp. (the "***Corporation***") will be as from time to time set forth in the Corporation's Articles of Incorporation or in any certificate filed with the Secretary of State of the State of Nevada, and the appropriate county Recorder or Recorders, as the case may be, to amend such information.

Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 1. Place of Meetings. All meetings of the stockholders for the election of Directors will be held at such place, within or without the State of Nevada, as may be fixed from time to time by the Board of Directors. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Nevada, as may be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meeting. An annual meeting of the stockholders will be held at such time as may be determined by the Board of Directors, at which meeting the stockholders will elect a Board of Directors, and transact such other business as may properly be brought before the meeting.

Section 3. List of Stockholders. At least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, with the address of and the number of voting shares registered in the name of each, will be prepared by the officer or agent having charge of the stock transfer books. Such list will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, at the principal place of business of the Corporation. Such list will be produced and kept open at the time and place of the meeting during the whole time thereof, and will be subject to the inspection of any stockholder who may be present.

Section 4. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law, the Articles of Incorporation or these Bylaws, may be called by the Chairman of the Board, the President or the Board of Directors, or will be called by the President or Secretary at the request in writing of the holders of not less than 30% of all the shares issued, outstanding and entitled to vote. Such request will state the purpose or purposes of the proposed meeting. Business transacted at all special meetings will be confined to the purposes stated in the notice of the meeting unless all stockholders entitled to vote are present and consent.

Section 5. Notice. Written or printed notice stating the place, day and hour of any meeting of the stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, will be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, the Secretary, or the officer or person calling the

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument. The undersigned certifies that the statements contained herein are true and correct, and that the person signing is authorized under the provisions of the Business Organizations Code, or other law applicable to and governing the merging entity, to execute the filing instrument.

Date: 5/11/2010

Senior Management Services of Shreveport, Inc.
Merging Entity Name

[signature]
Signature of authorized person (see instructions)

Timothy P. Halter, President
Printed or typed name of authorized person

SMSA Shreveport Acquisition Corp.
Merging Entity Name

[signature]
Signature of authorized person (see instructions)

Timothy P. Halter, President
Printed or typed name of authorized person

Merging Entity Name

Signature of authorized person (see instructions)

Printed or typed name of authorized person

meeting, to each stockholder of record entitled to vote at the meeting. If mailed, such notice will be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

Section 6. Quorum. At all meetings of the stockholders, the presence in person or by proxy of the holders of a majority of the shares issued and outstanding and entitled to vote on that matter will be necessary and sufficient to constitute a quorum for the transaction of business except as otherwise provided by law, the Articles of Incorporation or these Bylaws. If, however, such quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.

Section 7. Voting. When a quorum is present at any meeting of the Corporation's stockholders, the vote of the holders of a majority of the shares present in person or by proxy entitled to vote on, and voted for or against, any matter will decide any questions brought before such meeting, unless the question is one upon which, by express provision of law, the Articles of Incorporation or these Bylaws, a different vote is required, in which case such express provision will govern and control the decision of such question. The stockholders present in person or by proxy at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 8. Method of Voting. Each outstanding share of the Corporation's capital stock, regardless of class or series, will be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or series are limited or denied by the Articles of Incorporation, as amended from time to time. At any meeting of the stockholders, every stockholder having the right to vote will be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to such meeting, unless such instrument provides for a longer period. A telegram, telex, cablegram or similar transmission by the stockholder, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the stockholder, shall be treated as an execution in writing for purposes of the preceding sentence. Each proxy will be revocable unless expressly provided therein to be irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. Such proxy will be filed with the Secretary of the Corporation prior to or at the time of the meeting. Voting on any question or in any election, other than for directors, may be by voice vote or show of hands unless the presiding officer orders, or any stockholder demands, that voting be by written ballot.

Section 9. Record Date. The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, which record date will not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date will not be less than ten nor more than sixty days prior to such meeting. In the absence of any action by the Board of Directors, the close of business on the date next preceding the day on which the notice is given will be the record date, or, if notice is waived, the close of business on the day next preceding the day on which the meeting is held will be the record date.

Section 10. Action by Consent. Except as prohibited by law, any action required or permitted by law, the Articles of Incorporation or these Bylaws to be taken at a meeting of the stockholders of the Corporation may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and will be delivered to the Corporation by delivery to its registered office in Nevada, its principal place of business or an officer or agent of the Corporation having custody of the minute book.

ARTICLE III

BOARD OF DIRECTORS

Section 1. Management. The business and affairs of the Corporation will be managed by or under the direction of its Board of Directors who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 2. Qualification; Election; Term. Each Director must be a natural person at least 18 years of age. None of the Directors need be a stockholder of the Corporation or a resident of the State of Nevada. The Directors will be elected by written ballot, by plurality vote at the annual meeting of the stockholders, except as hereinafter provided, and each Director elected will hold office until whichever of the following occurs first: his successor is elected and qualified, his resignation, his removal from office by the stockholders or his death.

Section 3. Number; Election; Term; Qualification. The number of Directors which shall constitute the Board of Directors shall be not less than one. The first Board of Directors shall consist of the number of Directors named in the Articles of Incorporation. Thereafter, the number of Directors which shall constitute the entire Board of Directors shall be determined by resolution of the Board of Directors at any meeting thereof, but shall never be less than one. No decrease in the number of Directors will have the effect of shortening the term of any incumbent Director. At each annual meeting of stockholders, Directors shall be elected to hold office until their successors are elected and qualified or until their earlier resignation, removal from office or death. No Director need be a stockholder, a resident of the State of Nevada, or a citizen of the United States.

Section 4. Removal. Any Director may be removed either for or without cause at any special meeting of stockholders by the affirmative vote of the stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote for the election of such Director; provided, that notice of intention to act upon such matter has been given in the notice calling such meeting.

Section 5. Vacancies. Newly created directorships resulting from any increase in the authorized number of Directors and any vacancies occurring in the Board of Directors caused by death, resignation, retirement, disqualification or removal from office of any Directors or otherwise, may be filled by the vote of a majority of the Directors then in office, though less than a quorum, or a successor or successors may be chosen at a special meeting of the stockholders called for that purpose. A Director elected to fill a vacancy will be elected for the unexpired term of his predecessor in office or until whichever of the following occurs first: his successor is elected and qualified, his resignation, his removal from office by the stockholders or his death.

Section 6. Place of Meetings. Meetings of the Board of Directors, regular or special, may be held at such place within or without the State of Nevada as may be fixed from time to time by the Board of Directors.

Section 7. Annual Meeting. The first meeting of each newly elected Board of Directors will be held without further notice immediately following the annual meeting of stockholders and at the same place, unless by unanimous consent, the Directors then elected and serving change such time or place.

Section 8. Regular Meetings. Regular meetings of the Board of Directors may be held with or without notice and at such time and place as is from time to time determined by resolution of the Board of Directors.

Section 9. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on oral or written notice to each Director, given either personally, by telephone, by facsimile or by mail, delivered not less than twenty-four hours in advance of the meeting; special meetings will be called by the Chairman of the Board, President or Secretary in like manner and on like notice on the written request of at least two Directors. Except as may be otherwise expressly provided by law, the Articles of Incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.

Section 10. Quorum. At all meetings of the Board of Directors the presence of a majority of the number of Directors then in office will be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the Directors present at any meeting at which there is a quorum will be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Articles of Incorporation or these Bylaws. If a quorum is not present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum is present.

Section 11. Interested Directors. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the Corporation's Directors or officers are directors or officers or have a financial interest, will be void or voidable solely for this reason, solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum, (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

Section 12. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee of the Board of Directors may be taken without such a meeting if a consent or consents in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or such committee, as the case may be.

Section 13. Compensation of Directors. Directors will receive such compensation for their services and reimbursement for their expenses as the Board of Directors, by resolution, may establish; provided that nothing herein contained will be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

COMMITTEES

Section 1. Designation. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate from among its members an executive committee and one or more such other committees as it may determine necessary.

Section 2. Number; Qualification; Term. The executive committee and any other designated committees shall consist of two or more Directors, not less than a majority of whom in each case shall be Directors who are not officers or employees of the Corporation. The committees shall serve at the pleasure of the Board of Directors.

Section 3. Authority. Each committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation, except in the following matters and except where action of the full Board of Directors is required by statute or by the Articles of Incorporation:

(a) Amending the Articles of Incorporation;

(b) Amending, altering or repealing the Bylaws of the Corporation or adopting new Bylaws;

(c) Approving and/or recommending or submitting to stockholders:

(1) merger

(2) consolidation

(3) sale, lease (as lessor), exchange or other disposition of all or substantially all the property and assets of the Corporation;

(4) dissolution;

(d) Filling vacancies in the Board of Directors or any such committee;

(e) Electing or removing officers of the Corporation or members of any such committee;

(f) Fixing compensation of any person who is a member of any such committee;

(g) Declaring dividends; and

(h) Altering or repealing any resolution of the Board of Directors.

Section 4. Change in Number. The number of committee members may be increased or decreased (but not below two) from time to time by resolution adopted by a majority of the whole Board of Directors.

Section 5. Removal. Any committee member may be removed by the Board of Directors by the affirmative vote of a majority of the whole Board, whenever in its judgment the best interests of the Corporation will be served thereby.

Section 6. Vacancies. A vacancy occurring in any committee (by death, resignation, removal or otherwise) may be filled by the Board of Directors in the manner provided for original designation in Section 1 of this Article.

Section 7. Meetings. Time, place and notice (if any) of all committee meetings shall be determined by the respective committee. Unless otherwise determined by a particular committee, meetings of the committees may be called by any Director of the Corporation on not less than 12 hours notice to each member of the committee, either personally or by mail, telephone (including voice mail), email or other electronic or other delivery means. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in a notice or waiver of notice of any meeting. (See also Section 3 of Article VIII).

Section 8. Quorum; Majority Vote. At meetings of any committee, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws. If a quorum is not present at a meeting of the committee, the members present thereat may adjourn the meeting from time to time, without notice other than an announcement at the meeting until a quorum is present.

Section 9. Compensation. Compensation of committee members shall be fixed pursuant to the provisions of Section 14 of Article III of these bylaws.

Section 10. Committee Charters. Any committee designated by the Board of Directors may adopt a charter governing any of the matters covered by Sections 2 and 4 through 9 of this Article and, to the extent approved by the Board of Directors, any such charter shall supercede the provisions of Sections 2 and 4 through 9 of this Article.

ARTICLE V

NOTICE

Section 1. Form of Notice. Whenever by law, the Articles of Incorporation or of these Bylaws, notice is to be given to any Director or stockholder, and no provision is made as to how such notice will be given, such notice may be given: (i) in writing, by mail, postage prepaid, addressed to such Director or stockholder at such address as appears on the books of the Corporation or (ii) in any other method permitted by law. Any notice required or permitted to be given by mail will be deemed to be given at the time the same is deposited in the United States mail.

Section 2. Waiver. Whenever any notice is required to be given to any stockholder or Director of the Corporation as required by law, the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, will be equivalent to the giving of such notice. Attendance of a stockholder or Director at a meeting will constitute a waiver of notice of such meeting, except where such stockholder or Director attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

ARTICLE VI

OFFICERS AND AGENTS

Section 1. In General. The officers of the Corporation will be elected by the Board of Directors and will be a President, a Secretary and a Treasurer. The Board of Directors may also elect a Chairman of the Board, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any two or more offices may be held by the same person.

Section 2. Election. The Board of Directors, at its first meeting after each annual meeting of stockholders, will elect the officers, none of whom need be a member of the Board of Directors.

Section 3. Other Officers and Agents. The Board of Directors may also elect and appoint such other officers and agents as it deems necessary, who will be elected and appointed for such terms and will exercise such powers and perform such duties as may be determined from time to time by the Board of Directors.

Section 4. Compensation. The compensation of all officers and agents of the Corporation will be fixed by the Board of Directors or any committee of the Board of Directors, if so authorized by the Board of Directors.

Section 5. Term of Office and Removal. Each officer of the Corporation will hold office until his death, his resignation or removal from office, or the election and qualification of his successor, whichever occurs first. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, for or without cause, by the affirmative vote of a majority of the entire Board of Directors, but such removal will not prejudice the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

Section 6. Employment and Other Contracts. The Board of Directors may authorize any officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name or on behalf of the Corporation, and such authority may be general or confined to specific instances. The Board of Directors may, when it believes the interest of the Corporation will best be served thereby, authorize executive employment contracts that will have terms no longer than ten years and contain such other terms and conditions as the Board of Directors deems appropriate. Nothing herein will limit the authority of the Board of Directors to authorize employment contracts for shorter terms.

Section 7. Chairman of the Board of Directors. If the Board of Directors has elected a Chairman of the Board, he will preside at all meetings of the stockholders and the Board of Directors. Except where by law the

signature of the President is required, the Chairman will have the same power as the President to sign all certificates, contracts and other instruments of the Corporation. During the absence or disability of the President, the Chairman will exercise the powers and perform the duties of the President.

Section 8. President. The President will be the Chief Executive Officer of the Corporation and, subject to the control of the Board of Directors, will supervise and control all of the business and affairs of the Corporation. He will, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and the Board of Directors. The President will have all powers and perform all duties incident to the office of President and will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.

Section 9. Vice Presidents. Each Vice President will have the usual and customary powers and perform the usual and customary duties incident to the office of Vice President, and will have such other powers and perform such other duties as the Board of Directors or any committee thereof may from time to time prescribe or as the President may from time to time delegate to him. In the absence or disability of the President and the Chairman of the Board, a Vice President designated by the Board of Directors, or in the absence of such designation the Vice Presidents in the order of their seniority in office, will exercise the powers and perform the duties of the President.

Section 10. Secretary. The Secretary will attend all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary will perform like duties for the Board of Directors and committees thereof when required. The Secretary will give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors. The Secretary will keep in safe custody the seal of the Corporation. The Secretary will be under the supervision of the President. The Secretary will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to him.

Section 11. Assistant Secretaries. The Assistant Secretaries in the order of their seniority in office, unless otherwise determined by the Board of Directors, will, in the absence or disability of the Secretary, exercise the powers and perform the duties of the Secretary. They will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to them.

Section 12. Treasurer. The Treasurer will have responsibility for the receipt and disbursement of all corporate funds and securities, will keep full and accurate accounts of such receipts and disbursements, and will deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer will render to the Directors whenever they may require it an account of the operating results and financial condition of the Corporation, and will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to him.

Section 13. Assistant Treasurers. The Assistant Treasurers in the order of their seniority in office, unless otherwise determined by the Board of Directors, will, in the absence or disability of the Treasurer, exercise the powers and perform the duties of the Treasurer. They will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to them.

Section 14. Bonding. The Corporation may secure a bond to protect the Corporation from loss in the event of defalcation by any of the officers, which bond may be in such form and amount and with such surety as the Board of Directors may deem appropriate.

ARTICLE VII

CERTIFICATES REPRESENTING SHARES

Section 1. Form of Certificates. Certificates, in such form as may be determined by the Board of Directors, representing shares to which stockholders are entitled will be delivered to each stockholder. Such

certificates will be consecutively numbered and will be entered in the stock book of the Corporation as they are issued. Each certificate will state on the face thereof the holder's name, the number, class of shares, and the par value of such shares or a statement that such shares are without par value. They will be signed by the President or a Vice President and the Secretary or an Assistant Secretary, and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent, or an assistant transfer agent or registered by a registrar, either of which is other than the Corporation or an employee of the Corporation, the signatures of the Corporation's officers may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on such certificate or certificates, ceases to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation or its agents, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

Section 2. Lost Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it may require and/or to give the Corporation a bond, in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed. When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after such holder has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer of a new certificate.

Section 3. Transfer of Shares. Shares of stock will be transferable only on the books of the Corporation by the holder thereof in person or by such holder's duly authorized attorney. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it will be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 4. Registration of Transfer. The Corporation shall register the transfer of a certificate for shares presented to it for transfer if:

(a) *Endorsement.* The certificate is properly endorsed by the registered owner or by his duly authorized attorney; and

(b) *Guarantee and Effectiveness of Signature.* The signature of such person has been guaranteed by a national banking association or member of the New York Stock Exchange, and reasonable assurance is given that such endorsements are effective; and

(c) *Adverse Claims.* The corporation has no notice of an adverse claim or has discharged any duty to inquire into such a claim; and

(d) *Collection of Taxes.* Any applicable law relating to the collection of taxes has been complied with.

Section 5. Registered Stockholders. The Corporation will be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law.

Section 6. Denial of Preemptive Rights. No stockholder of the Corporation nor other person shall have any preemptive rights whatsoever.

ARTICLE VIII

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the outstanding shares of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the Corporation, subject to the provisions of the Nevada Revised Statutes, as it may be amended from time to time, and the Articles of Incorporation. The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to receive payment of any dividend, such record date to be not more than sixty days prior to the payment date of such dividend or the Board of Directors may close the stock transfer books for such purpose for a period of not more than sixty days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend will be the record date.

Section 2. Reserves. There may be created by resolution of the Board of Directors out of the surplus of the Corporation such reserve or reserves as the Directors from time to time, in their discretion, deem proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the Directors may deem beneficial to the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created. Surplus of the Corporation to the extent so reserved will not be available for the payment of dividends or other distributions by the Corporation.

Section 3. Telephone and Similar Meetings. Stockholders, Directors and committee members may participate in and hold meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Participation in such a meeting will constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

Section 4. Books and Records. The Corporation will keep correct and complete books and records of account and minutes of the proceedings of its stockholders and Board of Directors, and will keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

Section 5. Fiscal Year. The fiscal year of the Corporation will be fixed by resolution of the Board of Directors.

Section 6. Seal. The Corporation may have a seal, and the seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Any officer of the Corporation will have authority to affix the seal to any document requiring it.

Section 7. Advances of Expenses. Expenses (including attorneys' fees) incurred by a Director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by former Directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 8. Indemnification. The Corporation will indemnify its Directors to the fullest extent permitted by the Nevada Revised Statutes and may, if and to the extent authorized by the Board of Directors, so indemnify its officers and any other person whom it has the power to indemnify against liability, reasonable expense or other matter whatsoever.

Section 9. Employee Benefit Plans. For purposes of this Article, the Corporation shall be deemed to have requested a Director or officer to serve as a trustee, employee, agent, or similar functionary of an employee benefit plan whenever the performance by him of his duties to the Corporation also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a Director or officer with respect to an employee benefit plan pursuant to applicable law are deemed fines. Action taken or omitted by a Director or officer with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan is deemed to be for a purpose which is not opposed to the best interests of the Corporation.

Section 10. Insurance. The Corporation may at the discretion of the Board of Directors purchase and maintain insurance on behalf of the Corporation and any person whom it has the power to indemnify pursuant to law, the Articles of Incorporation, these Bylaws or otherwise.

Section 11. Resignation. Any Director, officer or agent may resign by giving written notice to the President or the Secretary. Such resignation will take effect at the time specified therein or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation will not be necessary to make it effective.

Section 12. Amendment of Bylaws. These Bylaws may be altered, amended, or repealed at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the Directors present at such meeting.

Section 13. Construction. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely.

If any portion of these Bylaws shall be invalid or inoperative, then, so far as is reasonable and possible:

(a) The remainder of these Bylaws shall be considered valid and operative, and

(b) Effect shall be given to the intent manifested by the portion held invalid or inoperative.

Section 14. Relation to the Articles of Incorporation. These Bylaws are subject to, and governed by, the Articles of Incorporation of the Corporation.

Adopted: May 3, 2010

By Order of the Board of Directors

Timothy P. Halter, Secretary